Exhibit 99.1

          Boyd Bros. Reports Improved Second Quarter Results


    CLAYTON, Ala.--(BUSINESS WIRE)--Aug. 4, 2003--Boyd Bros. Transportation Inc. (NASDAQ/SmallCap: BOYD) today reported financial results for the second quarter and six-month period ended June 30, 2003. With higher operating revenues and profits, the Company's results reflected an improvement over the same period in 2002 and continued a positive trend in operations, quarter-over-quarter, that has been evident since early 2002.
    For the second quarter ended June 30, 2003, operating revenues rose 4% to $34,368,130 from $32,969,112 in the comparable period last year. Included in second quarter operating revenues were fuel surcharges totaling $1,023,291 and $258,640 in 2003 and 2002, respectively. Logistics revenues in the Boyd division totaled $2,333,364 in the second quarter of 2003 versus $1,759,204 in the second quarter of 2002. Pre-tax income for the second quarter increased 8% to $1,105,421 versus $1,021,774 in the year-earlier quarter, while net income rose 6% to $645,291 or $0.23 per diluted share from $607,350 or $0.22 per diluted share in the second quarter of 2002.
    For the first six months of 2003, operating revenues rose 5% to $66,945,608 from $63,589,429 in the same period last year. Included in operating revenues for the first half of 2003 were fuel surcharges totaling $2,014,855 versus $285,988 in the comparable 2002 period. Logistics revenues in the Boyd division totaled $5,012,534 in the first half of 2003 versus $3,367,576 in the first half of 2002. Pre-tax income for the first six months of 2003 advanced 95% to $1,112,272 compared with $571,300 last year, while net income for the first six months of 2003 rose 103% to $649,477 or $0.23 per diluted share from $319,249 or $0.12 per diluted share in first half of 2002.
    Commenting on the announcement, Gail B. Cooper, President and Chief Executive Officer, said, "We are pleased to report higher profitability for the second quarter, which in turn helped produce solid earnings growth through the first half of 2003. This continues an upturn that we believe illustrates the impact of our strategies to enhance operational focus at every level of the Company, empower and motivate our employees and drivers, and increase efficiencies in our fleet. We are particularly gratified with the continued progress of our WTI division, which led our revenue growth for the quarter and showed a significant improvement in its operating ratio for the period.
    "Clearly, the operating environment we face remains challenging," Cooper continued, "characterized by ongoing uncertainty throughout the economy. We have continued to see cost pressures in several areas, particularly with diesel fuel prices that remain well above last year's levels, and higher benefit costs for our employees. A shortage of qualified drivers also remains an impediment to our efforts to improve equipment utilization. On the positive side, an ongoing decline in rates has reduced our interest expense.
    "Looking ahead to the second half of the year, we believe our ongoing focus on expense control and operating efficiencies will position the Company for further growth and profit improvements when the much-anticipated economic recovery gains traction and begins to produce a positive effect on both freight rates and our freight mix. Also, even though fuel costs remain high, current levels are similar to those experienced in the second half of 2002. So, barring further volatility or price spikes, the impact of high fuel costs should have less influence on earnings comparisons going forward," Cooper concluded.
    Boyd Bros. Transportation Inc. is one of the largest flatbed trucking companies in the United States. The Company provides transportation services to high-volume, time-sensitive customers, primarily in the steel and building materials industries, and operates throughout most of the continental United States. For more information about the Company, visit Boyd Bros. on the Internet at www.boydbros.com.
    With the exception of historical information, the matters discussed and statements made in this release constitute "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Specifically, this release contains forward-looking statements regarding expectations for the performance of the freight business and the economy and results in future quarters and for the year. Whenever possible, the Company has identified these forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) by words such as "anticipates," "may, " "believes," "estimates," "projects," "expects," "intends" and words of similar import. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there can be no assurance that the Company's internal initiatives to improve performance, increase accountability and provide proper incentives for better execution will be successful; that business conditions and the economy will improve, including the transportation and construction sectors in particular; that costs associated with increased insurance and claims costs, and liability claims for which the Company is self-insured will not have a material adverse effect on the Company; that the Company will be able to control internal costs, particularly rising fuel costs that may or may not be passed on to the Company's customers; that departures and defaults by owner-operators will not have a material adverse effect on the Company; or that the cost of complying with governmental regulations that are applicable to the Company will not have a material adverse effect on the Company. These assumptions, risks and uncertainties included, but are not limited to, those discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                    BOYD BROS. TRANSPORTATION INC.
              Unaudited Consolidated Statements of Income

                   Three Months Ended           Six Months Ended
                        June 30,                    June 30,
                -------------------------   -------------------------
                   2003          2002          2003          2002
                -----------   -----------   -----------   -----------
Operating
  revenues      $34,368,130   $32,969,112   $66,945,608   $63,589,429
Operating
  expenses       32,954,104    31,439,010    65,193,591    62,113,980
                -----------   -----------   -----------   -----------
Operating
  income          1,414,026     1,530,102     1,752,017     1,475,449
Other
  expense          (308,605)     (508,328)     (639,745)     (904,149)
                -----------   -----------   -----------   -----------
Income before
  provision
  for income
  taxes           1,105,421     1,021,774     1,112,272       571,300
Provision for
  income
  taxes             460,130       414,424       462,795       252,051
                -----------   -----------   -----------   -----------
Net income      $   645,291   $   607,350   $   649,477   $   319,249
                ===========   ===========   ===========   ===========
Net income
  per share
  - basic       $      0.24   $      0.22   $      0.24   $      0.12
                ===========   ===========   ===========   ===========
Net income
  per share
  - diluted     $      0.23   $      0.22   $      0.23   $      0.12
                ===========   ===========   ===========   ===========
Weighted average
  shares
  outstanding:
   Basic          2,710,673     2,708,105     2,710,669     2,708,967
   Diluted        2,836,549     2,741,712     2,837,684     2,732,590


                    BOYD BROS. TRANSPORTATION INC.
                 Unaudited Consolidated Balance Sheets

                                                    June 30,
                                            -------------------------
                                               2003          2002
                                            -----------   -----------
Current assets                              $18,281,145   $19,627,304
Property and equipment, net                  52,615,673    58,405,817
Other assets                                 10,729,777     9,442,544
                                            -----------   -----------
  Total assets                              $81,626,595   $87,475,665
                                            ===========   ===========

Current liabilities                         $27,549,761   $24,244,204
Long-term debt                               15,578,090    23,904,697
Deferred income taxes                        12,122,259    13,761,640
Stockholders' equity                         26,376,485    25,565,124
                                            -----------   -----------
  Total liabilities and stockholders'
    equity                                  $81,626,595   $87,475,665
                                            ===========   ===========



    CONTACT: Boyd Bros. Transportation Inc.
             Richard C. Bailey, 334-775-1221